UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2004

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of Principal Executive Offices)	(Zip Code)

(408) 526-4000

(The Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition.

On August 10, 2004, Cisco Systems, Inc. (the “Registrant”) reported its results of operations for its fiscal fourth quarter and fiscal year ended July 31, 2004. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Registrant provides pro forma net income and pro forma net income per share in the press release as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. The Registrant believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. The Registrant believes when GAAP net income and GAAP net income per share are viewed in conjunction with pro forma net income and pro forma net income per share, investors are provided with a more meaningful understanding of the Registrant’s ongoing operating performance. In addition, the Registrant’s management uses these measures for reviewing the financial results of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: August 10, 2004	By:	/s/ DENNIS D. POWELL
	Name:	Dennis D. Powell
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release of Registrant, dated August 10, 2004, reporting the results of operations for the Registrant’s fiscal fourth quarter and fiscal year ended July 31, 2004.